[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. Exhibit 10.2 Execution Version STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (“Agreement”) is entered into as of September 13, 2020 (the “Execution Date”), by and between Merck Sharp & Dohme Corp., a New Jersey corporation, having a place of business at 2000 Galloping Hill Road Kenilworth, NJ 07033-1310 (“Merck”), and Seattle Genetics, Inc., a Delaware corporation, having a place of business at 21823 30th Drive S.E., Bothell, WA 98021 (“Seagen”). The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1. RECITAL Seagen has agreed to sell, and Merck has agreed to purchase, shares of Common Stock subject to and in accordance with the terms and provisions of this Agreement. AGREEMENT For good and valuable consideration, Merck and Seagen agree as follows: Section 1. SALE AND PURCHASE OF STOCK 1.1 Purchase of Stock. Subject to the terms and conditions of this Agreement, at the Closing, Seagen will issue and sell to Merck, and Merck will purchase from Seagen, 5,000,000 shares of Common Stock (the “Shares”) at a price per share equal to (i) the volume-weighted average trading price of Seagen’s Common Stock during the 30-day period ending on the Business Day that is four Business Days prior to the Execution Date rounded to the nearest dollar, to be calculated and agreed to by each of Merck and Seagen (the “Base Price”), plus (ii) the amount that shall cause the total per share purchase price to equal $200.00 (such amount, the “Premium”), resulting in an aggregate purchase price of $1,000,000,000 (the Base Price plus the Premium, the “Purchase Price”). Seagen and Merck acknowledge and agree that [ * ] or in any administrative or legal proceedings concerning [ * ]. 1.2 Payment. At the Closing, Merck will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by Seagen to Merck at least two (2) Business Days prior to the Closing, and Seagen will deliver the Shares in restricted book-entry form to Merck and Seagen shall cause the transfer agent to deliver written confirmation of the book-entry delivery of the Shares to Merck. 1.3 Closing. (a) Closing. The closing of the transaction contemplated by Section 1.1 (the “Closing”) will be held at the offices of Seagen within three (3) Business Days after the conditions to closing set forth in Section 6 are satisfied or waived for the Closing (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other place, time and/or date as may be jointly designated by Merck and Seagen for the Closing. (b) Closing Deliverables. (i) At the Closing, Seagen will deliver to Merck: (1) a duly executed cross-receipt in form and substance reasonably satisfactory to each party (the “Cross-Receipt”); (2) a legal opinion of Seagen’s counsel dated as of the Closing Date, in the form of Exhibit A hereto; and (3) a certificate of the secretary of Seagen dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date. (ii) At the Closing, Merck will deliver to Seagen a duly-executed Cross-Receipt. Section 2. REPRESENTATIONS AND WARRANTIES OF SEAGEN Except as otherwise specifically contemplated by this Agreement, Seagen hereby represents and warrants to Merck that: 2.1 Private Placement. Neither Seagen nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by Merck in Section 3, the Shares will be issued and sold to Merck in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act. 2.2 Organization and Qualification. Seagen and each of its Subsidiaries have been duly organized or formed, as applicable, and are validly existing and in good standing (where such concept is recognized under the laws of the jurisdiction in which they are organized and formed) under the laws of their respective jurisdictions of organization, with full corporate power and authority to conduct their respective businesses as currently conducted. Seagen and each of its Subsidiaries are duly qualified to do business and is in good standing in every jurisdiction (where such concept is recognized) in which the nature of the business conducted by them or property owned by them makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect. 2 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

2.3 Authorization; Enforcement. Seagen has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Seagen and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares at the Closing in accordance with the terms hereof) have been duly authorized by the Board and no further consent or authorization of Seagen, the Board, or its stockholders is required. This Agreement has been duly executed by Seagen and constitutes a legal, valid and binding obligation of Seagen enforceable against Seagen in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally. 2.4 Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non- assessable and will not be subject to preemptive rights or other similar rights of stockholders of Seagen. 2.5 SEC Documents, Financial Statements. (a) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Seagen has delivered or made available (by filing on the SEC's electronic data gathering and retrieval system (EDGAR)) to Merck complete copies of its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q, and any report on Form 8-K, in each case filed with the SEC after January 1, 2020 and prior to the Execution Date (the “SEC Documents”). As of its date, each SEC Document complied in all material respects with the requirements of the Exchange Act, and other Laws applicable to it, and, as of its date, such SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) The consolidated financial statements, together with the related notes and schedules, of Seagen included in the SEC Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto. Such consolidated financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of Seagen and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). (c) The Common Stock is listed on Nasdaq, and Seagen has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. As 3 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

of the date of this Agreement, Seagen has not received any notification that, and has no knowledge that, the SEC or Nasdaq is contemplating terminating such registration or listing. 2.6 Internal Controls; Disclosure Controls and Procedures. Seagen maintains, on its behalf and on behalf of its Subsidiaries, internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Seagen maintains, on its behalf and on behalf of its Subsidiaries, a system of disclosure controls and procedures (as defined in Rules 13a-15(e) under the Exchange Act) that has been designed to ensure that information required to be disclosed by Seagen in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Seagen’s management as appropriate to allow timely decisions regarding required disclosure. Each of the principal executive officer and the principal financial officer of Seagen has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all SEC Documents. 2.7 Capitalization and Voting Rights (a) The authorized capital of Seagen as of the Execution Date consists of: (i) 250,000,000 shares of Common Stock of which, as of September 8, 2020, (x) 175,060,976 shares were issued and outstanding, (y) 10,557,680 shares were reserved for future issuance pursuant to Seagen’s equity incentive, long-term incentive and employee stock purchase plans (collectively, the “SGEN Benefit Plans”), and (z) 11,095,160 shares were issuable upon the exercise of stock options outstanding or issuable upon vesting of restricted stock unit awards outstanding, and (ii) 5,000,000 shares of Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non- assessable and (C) were issued in compliance in all material respects with all applicable federal and state securities Laws and not in violation of any preemptive rights. (b) All of the authorized shares of Common Stock are entitled to one (1) vote per share. (c) Except as described or referred to in the SEC Documents, as of September 13, 2020, there were not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which Seagen is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of Seagen or any of its Subsidiaries other than equity securities that may have been granted or that Seagen is obligated to grant pursuant to the SGEN Benefit Plans, which plans are described in the SEC Documents, or (ii) any restrictions on the transfer of capital stock of Seagen other than pursuant to federal or state securities Laws or as set forth in this Agreement. (d) Except as described or referred to in the SEC Documents, Seagen is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of Seagen or the giving of written consents by a stockholder or director of Seagen. 2.8 No Conflicts; Government Consents and Permits. 4 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

(a) The execution, delivery and performance of this Agreement by Seagen and the consummation by Seagen of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the charter or by-laws or similar organizational documents of Seagen or any of its Subsidiaries, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Seagen or any of its Subsidiaries is a party, or (iii) result in a violation of any Law (including United States federal and state securities Laws and regulations and regulations of any self-regulatory organizations) applicable to Seagen or any of its Subsidiaries, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect on Seagen or result in a liability for Merck. (b) Seagen is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self- regulatory agency or any other third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for (i) any post-closing filings required to be made under federal or state securities Laws, (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq, and (iii) the applicable premerger notification and waiting period requirements of the HSR Act, and such other Antitrust Law as may be applicable to the Agreement. 2.9 Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding or investigation pending (of which Seagen has received notice or otherwise has knowledge) or, to Seagen’s knowledge, threatened, against Seagen or any of its Subsidiaries, except where such action, suit, proceeding or investigation, as the case may be, would not reasonably be expected to have a Material Adverse Effect. 2.10 Licenses and Other Rights; Compliance with Laws. Seagen and its Subsidiaries have all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit them to own their respective properties and to conduct their respective businesses as presently conducted (including all such certificates, authorizations and permits required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biologics) and are in compliance thereunder, except where the failure to so possess such Permits or to be in compliance thereunder would not reasonably be expected to have a Material Adverse Effect. To Seagen’s knowledge, neither Seagen nor any of its Subsidiaries has taken any action that would interfere with their ability to renew all such Permits, except where the failure to renew such Permits would not reasonably be expected to have a Material Adverse Effect. Seagen and each of its Subsidiaries is and has been in compliance with all Laws applicable to its business, properties and assets, and to the approved products sold by it, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. 5 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

2.11 Intellectual Property. (a) The Intellectual Property that is owned by Seagen or its Subsidiaries is owned free from any liens or restrictions, except for those liens or restrictions that would not reasonably be expected to have a Material Adverse Effect. To Seagen’s knowledge, all of Seagen’s and its Subsidiaries’ Intellectual Property Licenses that are material to Seagen and its Subsidiaries, taken as a whole, are in full force and effect in accordance with their terms, are free of any liens or restrictions except for those liens or restrictions that would not reasonably be expected to have a Material Adverse Effect, and to Seagen’s knowledge, neither Seagen nor its Subsidiaries, nor any other party thereto, is in material breach of any such material Intellectual Property License. To Seagen’s knowledge, no event has occurred that with notice or lapse of time or both (i) would constitute a breach or default of any such material Intellectual Property License or (ii) would result in the termination thereof, or (iii) would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder by Seagen or its Subsidiaries except (1) in the case of each of clauses (i) through (iii) as would not reasonably be expected to have a Material Adverse Effect, or (2) as set forth in any such Intellectual Property License. (b) Except as set forth in the SEC Documents, to Seagen’s knowledge, there is no legal claim or demand of any person or any proceeding that is pending or overtly threatened in writing, (i) challenging the right of Seagen or any of its Subsidiaries in respect of any Intellectual Property of Seagen or any of its Subsidiaries, or (ii) claiming that any default exists under any Intellectual Property License, except, in the case of clauses (i) and (ii) above, where any such claim, demand or proceeding would not reasonably be expected to have a Material Adverse Effect. (c) Except as set forth in the SEC Documents: (i) Seagen or one of its Subsidiaries owns, free of any lien or encumbrance except for those liens or encumbrances that would not reasonably be expected to have a Material Adverse Effect, or, to Seagen’s knowledge, has a valid license, or an enforceable right to use, as it is used or held for use, all U.S. and non- U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and Intellectual Property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of Seagen’s and its Subsidiaries’ respective businesses, except where the failure to own or have any of the foregoing would not reasonably be expected to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to Seagen collectively, the “Seagen Rights”); and (ii) to Seagen’s knowledge, Seagen and its Subsidiaries have taken reasonable measures to protect the Seagen Rights, consistent with prudent commercial practices in the biotechnology industry, except where failure to take such measures would not reasonably be expected to have a Material Adverse Effect. 2.12 Clinical Trials. Except as would not reasonably be expected to have a Material Adverse Effect, the studies, tests and clinical trials, conducted by or on behalf of Seagen or any of its Subsidiaries that are described in the SEC Documents were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of 6 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

such studies, tests and trials contained in the SEC Documents are accurate in all material respects; and neither Seagen nor any of its Subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of Seagen or any of its Subsidiaries, which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect. 2.13 Absence of Certain Changes. (a) Except as disclosed in the SEC Documents filed prior to the Execution Date, since December 31, 2019, no change or event has occurred, except where such change or event has not had, and would not reasonably be expected to have, a Material Adverse Effect on Seagen. (b) Except as set forth in the SEC Documents filed prior to the Execution Date or as contemplated by this Agreement or the Collaboration Agreements, since December 31, 2019, (i) Seagen has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, and (ii) neither Seagen nor any of its Subsidiaries has sold, exchanged or otherwise disposed of any of its assets or rights that are material to Seagen and its Subsidiaries taken as a whole. (c) Since December 31, 2019, neither Seagen nor any of its Subsidiaries has admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy Laws or any other Laws of the United States or any other jurisdiction. 2.14 Not an Investment Company. Seagen is not, and after receipt of the Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended. 2.15 No Integration. Seagen has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act. 2.16 Foreign Corrupt Practices. Neither Seagen nor any Subsidiary of Seagen, nor to Seagen’s knowledge, any agent or other person acting on behalf of Seagen, has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Seagen or any of Seagen’s Subsidiaries (or made by any person acting on its behalf of which 7 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Seagen is aware) which is in violation of Law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law. 2.17 Office of Foreign Assets Control. Neither Seagen nor, to Seagen’s knowledge, any director, officer, agent, employee or Affiliate of Seagen is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Section 3. REPRESENTATIONS AND WARRANTIES OF MERCK Except as otherwise specifically contemplated by this Agreement, Merck hereby represents and warrants to Seagen that: 3.1 Authorization; Enforcement. Merck has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Merck has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Merck enforceable against Merck in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally. 3.2 No Conflicts; Government Consents and Permits. (a) The execution, delivery and performance of this Agreement by Merck and the consummation by Merck of the transactions contemplated hereby (including the purchase of the Shares) will not (i) conflict with or result in a violation of any provision of Merck’s Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Merck is a party, or (iii) result in a violation of any Law (including United States federal and state securities Laws and regulations and regulations of any self-regulatory organizations) applicable to Merck, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect on Merck or result in a liability for Seagen. (b) Merck is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self- regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof other than such as have been made or obtained and except for the applicable premerger notification and waiting period requirements of the HSR Act, and such other Antitrust Law as may be applicable to the Agreement. 3.3 Investment Purpose. Merck is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other persons regarding the distribution of such Shares except as would not result in a violation of the Securities Act. Merck will not, directly or indirectly, offer, sell, 8 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Section 5.1. 3.4 Reliance on Exemptions. Merck understands that Seagen intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Seagen is relying upon the truth and accuracy of, and Merck’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Merck set forth herein in order to determine the availability of such exemptions and the eligibility of Merck to acquire the Shares. 3.5 Accredited Investor; Access to Information. Merck is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares. Merck has been furnished with materials relating to the offer and sale of the Shares, that have been requested by Merck, including the SEC Documents, and Merck has had the opportunity to review the SEC Documents. Merck has been afforded the opportunity to ask questions of Seagen. Neither such inquiries nor any other investigation conducted by or on behalf of Merck or its representatives or counsel will modify, amend or affect Merck's right to rely on the truth, accuracy and completeness of the SEC Documents and Seagen’s representations and warranties contained in this Agreement. 3.6 Restricted Securities. Merck understands that the Shares will be characterized as “restricted securities” under the U.S. federal securities Laws inasmuch as they are being acquired from Seagen in a private placement under Section 4(a)(2) of the Securities Act and that under such Laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. 3.7 Governmental Review. Merck understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein. Section 4. VOTING AGREEMENT. 4.1 Voting Agreement. (a) Merck agrees that at any meeting of stockholders of Seagen or any adjournment or postponement thereof, except as permitted by Section 4.1(b) below with respect to Extraordinary Matters, Merck shall (i) after receiving proper notice of any such meeting of stockholders of Seagen (or, if no notice is required or such notice is properly waived, after notice from Seagen is given), be present, in person or by proxy, as a holder of Shares at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and (ii) vote (in person or by proxy, as applicable) all Shares as to which Merck has beneficial ownership or as to which Merck otherwise exercises voting or dispositive authority in accordance with the recommendations of the Board with respect to any proposal to be voted upon at such meeting. 9 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

(b) Extraordinary Matters. Merck may vote with respect to any or all of the voting securities of Seagen as to which it is entitled to vote or execute a written consent, as it may determine in its sole discretion, with respect to the following matters, if presented to Seagen’s stockholders for approval (each such matter being an “Extraordinary Matter”): (i) any transaction which would result in a Change of Control of Seagen; (ii) the payment of any dividends to any class of stockholders of Seagen; and (iii) any liquidation or dissolution of Seagen. (c) No Revocation. The voting agreements contained in this Section 4 are coupled with an interest and may not be revoked prior to their expiration in accordance with Section 4.1(d). (d) Expiration. The agreements contained in this Section 4 will expire (i) in part, solely with respect to any Shares sold by Merck to the public or otherwise a non-Affiliate of Merck upon the execution of the sale of such Shares, and (ii) as a whole on the date that Merck, together with its Affiliates, beneficially owns less than 1% of the outstanding Common Stock. For the avoidance of doubt, the agreements contained in this Section 4 shall not limit Merck’s ability to transfer or resell any Shares, provided that (A) such transfers or resales are effected in accordance with Section 5.1 or Section 9.10, as applicable, and (B) as a condition to any transfer or resale to an Affiliate of Merck, such Affiliate shall expressly agree to assume Merck’s obligations under this Section 4. Section 5. TRANSFER OR RESALE, LEGENDS AND RULE 144 REPORTING. 5.1 Transfer or Resale. Merck understands and agrees that: (a) the Shares have not been and are not being registered under the Securities Act or any applicable state securities Laws and, consequently, Merck may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) Merck has delivered to Seagen an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144; and (b) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. 10 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

5.2 Legend. Merck understands the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares): THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A CERTIFICATE AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. 5.3 Legend Removal. The Shares shall not be required to bear the legend set forth in Section 5.2 (i) after the sale of such Shares pursuant to an effective registration statement under the Securities Act covering the resale of such Shares, (ii) following any sale of such Shares pursuant to Rule 144 or (iii) if such Shares are eligible for sale under Rule 144 without the need to satisfy the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions. Seagen agrees that following such time as the legend is no longer required under this Section 5.3, no later than two (2) Business Days following the delivery by Merck to Seagen of all of (i) an instrument, whether certificated or uncertificated, representing the Shares issued with a restrictive legend, (ii) a written request addressed to Seagen that such restrictive legend be removed, and (iii) customary broker and representation letters in form and substance reasonably satisfactory to Seagen, Seagen will deliver or cause to be delivered to Merck an instrument, certificated or uncertificated as directed by Merck, representing such Shares that is free from such restrictive legend; provided, however, that each party will be responsible for any fees it incurs in connection with such request and removal. 5.4 Rule 144 Reporting. With a view to making available to Merck the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, Seagen agrees to use its commercially reasonable efforts to make and keep current public information with respect to Seagen available, as those terms are understood and defined in Rule 144, at all times during the period commencing on the Execution Date and ending on the one-year anniversary of the Closing Date. Section 6. CONDITIONS TO CLOSING 6.1 Conditions to Obligations of Seagen. Seagen’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Merck is subject to the fulfillment or waiver of the following conditions at or prior to the Closing: (a) Receipt of Funds. Seagen will have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder. (b) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority. 11 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

(c) No Governmental Prohibition; HSR Clearance. The sale of the Shares by Seagen and the purchase of the Shares by Merck will not be prohibited by any applicable Law at the time of Closing. Each of the HSR Conditions shall have been satisfied. (d) Closing Deliverables. All closing deliverables as required under Section 1.3(b) shall have been delivered by Merck to Seagen. 6.2 Conditions to Merck’s Obligations at the Closing. Merck’s obligation to complete the purchase and sale of the Shares is subject to the fulfillment or waiver of the following conditions at or prior to the Closing: (a) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority. (b) No Governmental Prohibition; HSR Clearance. The sale of the Shares by Seagen, and the purchase of the Shares by Merck will not be prohibited by any applicable Law at the time of Closing. Each of the HSR Conditions shall have been satisfied. (c) Closing Deliverables. All closing deliverables as required under Section 1.3(b) shall have been delivered by Seagen to Merck. Section 7. TERMINATION. 7.1 Ability to Terminate. This Agreement may be terminated: (a) at any time by mutual written consent of Seagen and Merck; or (b) by either Seagen or Merck, upon written notice to the other, if the Antitrust Clearance Date has not occurred on or before November 20, 2020. 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, (a) this Agreement (except for this Section 7.2, Section 9.1 and Sections 9.3 through 9.15, and any definitions set forth in this Agreement and used in such Sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement. Section 8. DEMAND REGISTRATION RIGHTS. 8.1 Demand Registrations. At any time beginning on the date that is eighteen (18) months after the Closing Date, Merck will have the right, subject to Section 8.5 below, to request registration of its Registrable Securities (which may, at Merck’s request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act), which request or requests will 12 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

specify the number of Registrable Securities intended to be transferred and the intended method of distribution of such Registrable Securities. Upon receipt of such request, and subject to Merck’s compliance with Section 8.3 hereof, Seagen will use its commercially reasonable efforts to promptly, but in no event later than [ * ] following receipt of such request ([ * ] days following the receipt of such request if Seagen is not then eligible to register for resale the Registrable Securities on Form S-3), effect the registration under the Securities Act of the Registrable Securities so requested to be registered; provided, however, that Seagen will not be required to prepare and file (x) more than [ * ] registration statements hereunder nor (y) more than one registration statement within any [ * ], in each case, at the request of Merck pursuant to this Section 8.1. Notwithstanding the foregoing, Seagen may delay the filing or effectiveness of any registration of Registrable Securities pursuant to this Section 8.1 or suspend the use of any registration statement (and Merck hereby agrees not to offer or sell any Registrable Securities pursuant to such registration statement) for a period of not more than [ * ] if (i) Seagen reasonably believes that there is or may be in existence material nonpublic information or events involving Seagen, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation, (ii) all reports required to be filed by Seagen pursuant to the Exchange Act have not been filed by the required date (without regard to any extension), (iii) if Seagen furnishes Merck a certificate signed by the principal executive officer of Seagen stating that in the good faith judgment of the Board, the filing or use of any registration statement covering Registrable Securities would be seriously detrimental to Seagen or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of Seagen and its stockholders to delay the filing or effectiveness of any registration of Registrable Securities pursuant to this Section 8.1 or suspend the use of any registration statement at such time, provided, however, that Seagen may not delay the filing or effectiveness of any registration of Registrable Securities or suspend the use of any registration statement pursuant to this clause (iii) for a period of more than [ * ] calendar days, or (iv) the consummation of any business combination by Seagen has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X promulgated by the SEC or any similar successor rule. If Seagen will exercise its right to delay the filing or effectiveness or suspend the use of a registration hereunder, the applicable time period during which the registration statement is to remain effective will be extended by a period of time equal to the duration of the suspension period. If so directed by Seagen, Merck will (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use its commercially reasonable efforts to deliver to Seagen (at Seagen’s expense) all copies, other than permanent file copies then in Seagen’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Seagen will use its commercially reasonable efforts to maintain the continuous effectiveness of the registration statement for up to [ * ] following the effective date of such registration statement or, if earlier, until the date on which (i) all of the Registrable Securities included in such registration statement have actually been sold or (ii) Merck, together with its Affiliates, no longer beneficially owns more than [ * ]. 8.2 Registration Expenses. Seagen will pay all Registration Expenses incurred in connection with each registration of Registrable Securities pursuant to this Section 8. [ * ] to the [ * ] in connection with each [ * ]. 13 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

8.3 Certain Conditions. It will be a condition of Merck’s rights hereunder to have Registrable Securities owned by it registered that: (i) Merck will reasonably cooperate with Seagen by supplying information and executing documents relating to Merck or the securities of Seagen owned by Merck in connection with such registration; and (ii) Merck will enter into such undertakings and take such other actions relating to the conduct of the proposed offering that Seagen may request as being necessary to ensure compliance with federal and state securities laws and the securities laws of any applicable jurisdiction and the rules or other requirements of the applicable exchange. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Section 8, Seagen will indemnify and hold harmless Merck, each of its directors, its officers, and its equity holders against such losses, claims, damages or liabilities (including reimbursement for reasonable and documented legal and other expenses) to which Merck or any such director, officer or equity holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon a Violation; provided, however, that the indemnity agreement contained in this Section 8.3 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without Seagen’s consent, which consent will not be unreasonably withheld, nor will Seagen be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any of such indemnified parties; and provided, further that Merck will indemnify and hold harmless Seagen, each of its directors, its officers, and each person, if any, who controls Seagen within the meaning of the Securities Act, and any underwriter, and any other third party, as applicable, selling securities under such registration statement, against such losses, claims, damages or liabilities (including reimbursement for reasonable and documented legal and other expenses) to which Seagen or any such director, officer, controlling person, underwriter or other third party who may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon a Merck Violation, in each case, to the extent (and only to the extent) that such Merck Violation occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any of such indemnifying parties, provided, however, that the indemnity agreement contained in this Section 8.3 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without Merck’s consent, which consent will not be unreasonably withheld; provided, further, that in no event shall the obligations of Merck in this Section 8.3 exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which losses or damages are sought. 8.4 Assignment of Registration Rights. Merck’s right to request registration of its Registrable Securities as set forth in Section 8.1 above may be assigned to one or more Affiliates of Merck as provided in Section 9.10, in each case so long as Merck is not relieved of any liability or obligations under this Section 8. 8.5 Termination of Registration Rights. Merck’s right to request registration of its Registrable Securities as set forth in Section 8.1 above shall terminate automatically on the date 14 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

that is five (5) years following the Closing Date or, if earlier, once Merck, together with its Affiliates, no longer beneficially owns more than [ * ] of the Shares. Section 9. GOVERNING LAW; MISCELLANEOUS. 9.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws that would require the application of the substantive Laws of another jurisdiction. 9.2 HSR Clearance. (a) Subject to the terms and conditions of this Agreement, each of Merck and Seagen will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the acquisition of the Shares as soon as practicable after the Execution Date, including taking all steps as may be necessary, subject to the limitations in this Section 9.2, to obtain all applicable waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each of Merck and Seagen agrees to (i) file or cause to be filed with the FTC and the DOJ any notifications required to be filed under the HSR Act no later than seven (7) Business Days after the Execution Date (unless otherwise mutually agreed to by the parties), and (ii) use reasonable best efforts to obtain as promptly as practicable the termination or expiration of any waiting period under the HSR Act, including by filing as soon as practicable and advisable any supplemental or additional information which may reasonably be requested by the FTC or the DOJ or any other Governmental Authority in connection with applicable Antitrust Law; provided that the obligations in this Section 9.2 shall not require Seagen or Merck or any of its Affiliates to (x) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of, or commit to any behavioral remedy with respect to, any assets, operations, rights, product lines, businesses or interest therein of Seagen or Merck or any of their Affiliates (or consent to any of the foregoing actions); or (y) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (x). Merck shall be responsible for the payment of filing fees payable under the HSR Act and any other applicable Antitrust Law. (b) Each of Merck and Seagen shall use reasonable best efforts to provide or cause to be provided promptly all assistance and cooperation to allow Merck and Seagen to prepare and submit any filings or submissions under the HSR Act, including providing to Merck and Seagen, as applicable, any information that it may require for the purpose of any filing, notification, application or request for further information made in respect of any such filing. (c) Each of Merck and Seagen shall, in connection with the transactions contemplated hereby, and the obtaining of all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations under the HSR Act or any other applicable Antitrust Law, with respect to actions taken on or after the date of this Agreement, without limitation: (i) promptly notify the other of, 15 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any material communications from or with any Governmental Authority, including the FTC and the DOJ, with respect to the Agreement, (ii) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, (iii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Authority, (iv) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein, (v) furnish the other party’s outside legal counsel with copies of all supplemental filings and substantive communications between it and any such Governmental Authority with respect to the Agreement; provided that neither party will be required to provide the other party with its board of directors or internal committee materials; and any materials subject to this Section 9.2(c) may be restricted to outside counsel and may be redacted or withheld as necessary (A) to comply with contractual arrangements, (B) to address good faith legal privilege concerns and (C) to comply with applicable Law, (vi) furnish the other party’s outside legal counsel with such necessary information and reasonable assistance as the other party’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority, and (vii) use reasonable best efforts to respond as soon as practicable to reasonable requests for information by any Governmental Authority. Neither Merck nor Seagen shall commit to or agree with any Governmental Authority to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable Antitrust Law, or pull and refile under the HSR Act, without the prior written consent of the other. 9.3 Survival. (a) Notwithstanding any investigation made by or on behalf of Seagen or Merck prior to, on or after the Closing, the representations and warranties contained in this Agreement (including the exhibits and schedules hereto) and any certificate delivered hereunder shall survive the Closing and shall terminate on the second anniversary of the Closing Date. (b) The covenants of the parties hereto shall survive until fully performed and discharged, unless otherwise expressly provided herein. 9.4 Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by facsimile transmission or PDF or any other electronically transmitted signatures such as via DocuSign) in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 9.5 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation. 9.6 Rules of Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the 16 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. (b) As used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, (ii) the words “hereby,” “herein,” “hereunder” and “hereto” shall be deemed to refer to this Agreement in its entirety and not to any specific section of this Agreement and (iii) “or” has the inclusive meaning represented by the phrase “and/or”. (c) Except as otherwise indicated, all references in this Agreement to “Sections” and “Appendix” are intended to refer to Sections of this Agreement, as appropriate, and Appendix 1 to this Agreement. (d) As used in this Agreement, the term “days” means calendar days unless otherwise specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (e) Unless otherwise indicated, all monetary amounts herein are in United States dollars. 9.7 Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction. 9.8 Entire Agreement; Amendments. This Agreement (including any schedules and appendices hereto and any certificates delivered hereunder) constitute the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver effected in accordance with this Section 9.8 will be binding upon Merck and Seagen. 9.9 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next Business Day, or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are: 17 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

If to Seagen, addressed to: Seattle Genetics, Inc. 21823 30th Drive S.E. Bothell, WA 98021 Attention: Chief Executive Officer E-mail: [ * ] with copies to: Seattle Genetics, Inc. 21823 30th Drive S.E. Bothell, WA 98021 Attention: General Counsel E-mail: [ * ] Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111-5800 Attention: Chadwick L. Mills E-mail: [ * ] If to Merck, addressed to: Merck Sharp & Dohme Corp. 2000 Galloping Hill Road Kenilworth, NJ 07033-1310 Attention: Office of Secretary Email: [ * ] With a copy to: Merck Sharp & Dohme Corp. 2000 Galloping Hill Road Mail Stop K-1-4161 Kenilworth, NJ 07033 Attention: SVP, Corporate Development 9.10 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Seagen will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Merck, and Merck will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Seagen; provided, however, that Merck may assign this Agreement together with all of the Shares it then owns (subject to Section 4.1(d) and Section 8.4) to any Affiliate of Merck and any such assignee may assign the Agreement together with all of the Shares it then owns (subject to Section 4.1(d) and Section 8.4) to Merck or any other Affiliate of Merck, in any such case, without such consent, provided that the assignee agrees to assume Merck’s obligations under Section 4 and Section 8 of this Agreement. 9.11 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person. 18 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

9.12 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. 9.13 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against a party. 9.14 Equitable Relief. Seagen recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at will not be prohibited by any applicable Law at the time of Closing may prove to be inadequate relief to Merck. Seagen therefore agrees that Merck is entitled to seek temporary and permanent injunctive relief or specific performance in any such case. Merck also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at will not be prohibited by any applicable Law at the time of Closing may prove to be inadequate relief to Seagen. Merck therefore agrees that Seagen is entitled to seek temporary and permanent injunctive relief or specific performance in any such case. 9.15 Expenses. Seagen and Merck are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including attorneys’ and consultants’ fees and expenses. [Remainder of page intentionally left blank.] 19 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, Merck and Seagen have caused this Agreement to be duly executed as of the date first above written. MERCK SHARP & DOHME CORP. By: /s/ Robert M. Davis Name: Robert M. Davis Its: Executive Vice President, Global Services, and Chief Financial Officer, Merck & Co., Inc. and Authorized Officer, Merck Sharp & Dohme Corp. SEATTLE GENETICS, INC. By: /s/ Clay B. Siegall Name: Clay B. Siegall, Ph.D. Its: President and Chief Executive Officer [Signature page to Stock Purchase Agreement] 20 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

APPENDIX 1 DEFINED TERMS “Affiliate” of an entity means any corporation, firm, partnership or other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with it. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity. “Antitrust Clearance Date” means the date on which all of the HSR Conditions have been met. “Antitrust Law” means the HSR Act, the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other applicable Law designed to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition. “Board” means the board of directors of Seagen. “Business Day” means a day Monday through Friday on which banks are generally open for business in the State of Washington. “Change of Control” means, with respect to a party, any (i) direct or indirect acquisition or license of all or substantially all of the assets of such party, (ii) direct or indirect acquisition by a person, or group of persons acting in concert, of 50% or more of the voting equity interests of a party, (iii) tender offer or exchange offer that results in any person, or group of persons acting in concert, beneficially owning 50% or more of the voting equity interests of a party, or (iv) merger, consolidation, other business combination or similar transaction involving a party, pursuant to which any person owns all or substantially all of the consolidated assets, net revenues or net income of a party, taken as a whole, or which results in the holders of the voting equity interests of a party immediately prior to such merger, consolidation, business combination or similar transaction ceasing to hold 50% or more of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, other business combination or similar transaction. “Closing Date” means the date on which the Closing actually occurs. “Collaboration Agreements” means (i) that certain License and Collaboration Agreement, dated as of September 13, 2020, by and between Seagen and Merck (the “Liv Agreement”) and (ii) that certain License and Co-Development Agreement, dated as of September 13, 2020, by and between Seagen and Merck and Company, Incorporated. “Common Stock” means shares of Seagen’s common stock, par value $0.001 per share. 21 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

“DOJ” means the U.S. Department of Justice. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. “FDA” means the U.S. Food and Drug Administration or any successor entity. “FTC” means the U.S. Federal Trade Commission. “GAAP” means generally accepted accounting principles in the United States of America as applied by Seagen. “Governmental Authority” means any Federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including any arbitrator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “HSR Conditions” means that: (a) the waiting period (and any extensions thereof, including any timing agreements entered into with a Governmental Authority under which the parties agree not to close the transaction) under the HSR Act shall have expired or earlier been terminated; (b) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending; and (c) no Law, order or injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect. “Intellectual Property” shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights. “Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any person relating to the use of Intellectual Property. “Law” means any federal, state, local or foreign constitution, treaty, law, statute, ordinance, rule, regulation, interpretation, directive, policy, order, writ, decree, injunction, judgment, stay or restraining order of any Governmental Authority, the terms of any permit, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority. “Material Adverse Effect” means any change, effect or circumstance, individually or in the aggregate, (a) that is [ * ] materially adverse to [ * ], or (b) that materially impairs [ * ]; provided, however, that, none of the following (alone or when aggregated any other effects), shall be deemed to be a Material Adverse Effect, and none of the following (alone or when aggregated with any other effects), shall be taken into account for purposes of clause (a) above: (A) (1) general market, economic or political conditions or (2) conditions ([ * ], in each case, including 22 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

any [ * ], solely to the extent that [ * ]; (B) the execution, delivery or performance of this Agreement, the Collaboration Agreements and the transactions contemplated hereby and thereby; or (C) (1) [ * ] changes resulting from [ * ]; (2) any [ * ], with respect to [ * ]; (3) [ * ] relating to [ * ]; or (4) changes in the [ * ], in and of themselves. “Merck Violation” means (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Merck of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. “Nasdaq” means The Nasdaq Stock Market. “Preferred Stock” means shares of Seagen’s preferred stock, par value $0.001 per share. “Registrable Securities” means the Shares (including any Common Stock that may be issued or distributed in respect thereof by way of dividend or split or other distribution, recapitalization or reclassification); provided, however, that the Shares shall cease to be Registrable Securities upon the sale to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Shares sold shall cease to be Registrable Securities). “Registration Expenses” means any and all expenses incurred by Seagen in complying with the provisions of Section 8, including (i) all SEC and stock exchange or financial regulatory authority registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, and (v) the fees and disbursements of counsel for Seagen and of its independent public accountants. “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule. “SEC” means the United States Securities and Exchange Commission or any successor entity. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder. “Selling Expenses” means all (i) underwriting discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals applicable to an offering involving Registrable Securities registered pursuant to Section 8 and (ii) fees and expenses of any legal counsel, accountants and any other advisors of Merck. 23 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

“Subsidiaries” means those subsidiaries of Seagen listed in Exhibit 21.1 to Seagen’s Annual Report on Form 10-K for the year ended December 31, 2019. “Violation” means (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Seagen of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. 24 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

EXHIBIT A [●], 2020 Merck Sharp & Dohme Corp. 2000 Galloping Hill Road Kenilworth, NJ 07033-1310 Re: Seattle Genetics, Inc. Ladies and Gentlemen: We have acted as counsel for Seattle Genetics, Inc., a Delaware corporation (the “Company”), in connection with the sale of 5,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to that certain Stock Purchase Agreement, dated as of September 13, 2020 (the “Purchase Agreement”), by and between the Company and Merck Sharp & Dohme Corp., a New Jersey corporation (the “Purchaser”). We are rendering this opinion to you pursuant to Section 1.3(b)(i)(2) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement. In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies, certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. In rendering this opinion, we have assumed, without investigation: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to originals of all documents submitted to us as copies; (c) the accuracy, completeness and authenticity of certificates of public officials; (d) the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement); (e) the authenticity of all signatures; (f) that all individuals executing and delivering documents had the legal capacity to so execute and deliver; (g) that the Purchase Agreement is a valid and binding obligation, enforceable in accordance with its terms against all parties thereto other than the Company; (h) that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement or to the Reviewed Agreements (as defined below) that would modify or interpret the terms of any such agreements or the respective rights or obligations of the parties thereunder; (i) the valid existence, good standing in the jurisdiction of organization and the corporate or similar power to enter into, and perform the Purchase Agreement in accordance with its terms, of each party to the Purchase Agreement (except that such assumption is not made as to the Company); and (j) compliance by the Purchaser with any state or federal laws applicable to the transactions contemplated by the Purchaser because of the nature of the Purchaser’s business. [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Washington and the General Corporation Law of the State of Delaware (the “DGCL”). We note that the parties to the Purchase Agreement have designated the laws of the State of Delaware as the laws governing the Purchase Agreement. Our opinion below is premised upon the result that would obtain if a Washington court were to apply the internal laws of the State of Washington (notwithstanding the designation of the laws of the State of Delaware) to the interpretation and enforcement of the Purchase Agreement. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. The opinion set forth in this letter is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports. In rendering the opinion below, we are opining only with respect to the specific legal issues expressly set forth in the numbered paragraphs below, and we render no opinion, whether by implication, inference or otherwise, as to any other matter or matters. We express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; without limiting the generality of the foregoing, we express no opinion as to (a) the accuracy and completeness of the information provided by the Company or its representatives to the Purchaser in connection with the offer and sale of the Shares pursuant to the Purchase Agreement or (b) the past, present or future fair market value of any securities. We express no opinion with respect to compliance with fiduciary duties by the Company’s Board of Directors (“Board”) or stockholders or compliance with safe harbors for disinterested Board or stockholder approvals; further, we express no opinion as to whether, and have assumed that, the Purchase Agreement and the transactions contemplated thereby were fair as to the Company within the meaning of Section 144 of the DGCL and all material facts as to the interests of the Company’s officers and directors in the Purchase Agreement and the transactions contemplated thereby have been disclosed to the Board as may be required to comply with any applicable safe harbor for disinterested Board approvals. We are not rendering any opinion or assurance as to: (i) any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, the environment, land use, pensions, employee benefits, tax, fraudulent transfer, fraudulent conveyance, usury, bankruptcy, insolvency, antiterrorism, money laundering, mail fraud, wire fraud, or other criminal activities, patents, copyrights, trademarks and other intellectual property, health and safety, labor and employment, national and local emergencies, or criminal and civil forfeiture, laws governing the legality of investments for regulated entities, (ii) Regulations T, U or X of the Board of Governors of the Federal Reserve System, (iii) the International Investment and Trade in Services Survey Act or the implementing regulations thereof, (iv) the Defense Production Act of 1950, as amended, (vi) the Foreign Investment Risk Review Modernization Act of 2018, including all implementing regulations thereof, (vi) any law, rule or regulation relating to pharmaceutical products or (vii) local law. Furthermore, we express no opinion with respect to state securities or blue sky laws; the Investment Company Act of 1940, as amended (the [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

“Investment Company Act”), except to the extent specifically set forth in paragraph 7 below); or laws that place limitations on corporate distributions. With regard to our opinion in paragraph 1 below with respect to the valid existence and good standing of the Company and the Company’s qualification to do business as a foreign corporation, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date. With regard to our opinion in paragraph 3 below concerning defaults under and any breaches of any agreement identified on Schedule A hereto (the “Reviewed Agreements”), we have relied solely upon (i) inquiries of officers of the Company and (ii) an examination of the Reviewed Agreements in the form provided to us by the Company. We have made no further investigation. Further, with regard to our opinion in paragraph 3 below concerning Reviewed Agreements, we express no opinion as to (a) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (b) provisions therein relating to the occurrence of a “material adverse event” or words of similar import, (c) provisions therein requiring comparisons between the relative rights of the parties thereto with the rights of the Purchaser based upon factual determinations or requiring other factual determinations or the knowledge of facts or other information that are not specifically set forth therein, or (d) any statement or writing that may constitute parol evidence bearing on interpretation or construction of the Reviewed Agreements. We have assumed that the Reviewed Agreements are enforceable in accordance with their terms and that the Reviewed Agreements would be interpreted in accordance with their plain meaning. With regard to our opinion in paragraphs 3, 4 and 9 below, we have assumed (i) the Purchaser is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (b) an institutional “accredited investor” within the meaning of Rule 501 or Regulation D under the Securities Act that is (1) a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (2) has exercised independent judgment in evaluating its participation in the purchase of the Shares; (ii) that the Company has a pre-existing, substantive relationship with the Purchaser that predates the commencement of the offering of the Shares; (iii) the accuracy of the representations and warranties of the Company and the Purchaser contained in the Purchase Agreement and the compliance by the Company and the Purchaser with the covenants contained in the Purchase Agreement; and (iv) that the Company, any person acting on behalf of the Company, has not offered or sold the Shares by any form of “general solicitation or general advertising” within the meaning contemplated by Rule 502(c) of Regulation D promulgated under the Securities Act, including but not limited to in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act with respect to the offer and sale of the Shares. Moreover, our opinion in paragraphs 3, 4 and 9 below addresses the offer and sale of the Shares without regard to any offers or sales of other securities occurring prior to or subsequent to the date hereof. With regard to our opinion in paragraph 7 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act, and a [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

certificate executed by an officer of the Company as to compliance with the requirements of Rule 3a-8. We have conducted no further investigation. Our opinion is subject to the following additional qualifications and limitations: (a) Our opinion is subject to, and may be limited by, (1) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (2) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law; (b) Our opinion is subject to the qualification that (1) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (2) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; and (c) We express no opinion with respect to any provision of the Purchase Agreement that: (1) relates to the subject matter jurisdiction of any federal court of the United States of America to adjudicate any controversy relating to the Purchase Agreement; (2) contains a waiver of an inconvenient forum; (3) provides for liquidated damages, buy-in damages, default interest, late charges, monetary penalties, prepayment or make- whole payments or other economic remedies; (4) relates to advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights; (5) restricts non-written modifications and waivers; (6) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (7) relates to exclusivity, election or accumulation of rights or remedies or would permit the exercise of remedies without consideration of the materiality of the breach by the Company and the consequence of the breach to the party seeking enforcement; (8) authorizes or validates conclusive or discretionary determinations; (9) provides that provisions of the Purchase Agreement are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; (10) provides that a party’s waiver of any breach of any provision of the Purchase Agreement is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision of the Purchase Agreement; (11) provides any party the right to accelerate obligations or exercise remedies without notice; (12) provides for a right or remedy that may be held to be arbitrary or unconscionable, a penalty or otherwise in violation of public policy; (13) relates to choice of law, choice of forum, consent to jurisdiction (both as to personal jurisdiction and subject matter [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

jurisdiction) or service of process; (14) requires arbitration; (15) provides for a covenant not to compete; (16) relates to the voting of the Company’s capital stock; or (17) specifies provisions that must be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision. On the basis of the foregoing, in reliance thereon and with the qualifications set forth herein, we are of the opinion that: 1. The Company is a validly existing corporation and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the State of Washington. 2. The Company has the corporate power to own or lease, as the case may be, to operate its properties and conduct its business as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and to execute, deliver and perform its obligations under the Purchase Agreement. 3. The execution and delivery of the Purchase Agreement by the Company and the issuance and sale of the Shares pursuant to the Purchase Agreement do not (a) constitute a default under or a breach of any Reviewed Agreement, (b) violate any provision of the certificate of incorporation or bylaws of the Company, or (c) violate the DGCL or any U.S. federal or Washington state statute, law, rule or regulation that in our experience is typically applicable to transactions of the nature contemplated by the Purchase Agreement, in each case of (a) and (c) to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole. 4. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. federal or Washington state regulatory authority or governmental body required for the issuance of the Shares has been made or obtained, other than (a) filings required to be made under U.S. federal or state “blue sky” laws that may be made properly after the issuance of the Shares or (b) as provided in Section 9.2 of the Purchase Agreement. 5. The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. 6. The Company is not, and, after giving effect to the issue and sale of the Shares, will not be, required to be registered as an “investment company” under the Investment Company Act. 7. The Shares have been duly authorized and upon issuance and delivery against payment therefore in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable. 8. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights, rights of first refusal, rights of first offer or other similar rights to [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

subscribe for the Shares arising under the DGCL, the certificate of incorporation or bylaws of the Company or any Reviewed Agreement. 9. The offer and sale of the Shares pursuant to the Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act. This opinion is furnished only to you in your capacity as the Purchaser of the Shares under the Purchase Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from you) without our prior written consent, which may be granted or withheld in our sole discretion. This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur. Very truly yours, Cooley LLP By: [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

SCHEDULE A REVIEWED AGREEMENTS Investor Rights Agreement dated July 8, 2003 among Seattle Genetics, Inc. and certain of its stockholders. Registration Rights Agreement, dated September 10, 2015, by and between Seattle Genetics, Inc. and the persons listed on Schedule A attached thereto. Lease Agreement dated December 1, 2000 between Seattle Genetics, Inc. and WCM 132-302, LLC. First Amendment to Lease dated May 28, 2003 between Seattle Genetics, Inc. and B&N 141- 302, LLC. Second Amendment to Lease dated July 1, 2008 between Seattle Genetics, Inc. and B&N 141- 302, LLC. Third Amendment to Lease dated May 9, 2011 between Seattle Genetics, Inc. and B&N 141- 302, LLC. Fourth Amendment to Lease dated October 24, 2017 between Seattle Genetics, Inc. and SNH Medical Office Properties Trust, as successor in interest to B&N 141-302, LLC. Office Lease dated May 9, 2011 between Seattle Genetics, Inc. and WCM Highlands II, LLC. First Amendment to Office Lease dated October 24, 2017 between Seattle Genetics, Inc. and SNH Medical Office Properties Trust, as successor in interest to WCM Highlands II, LLC. [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.